EX-99.B12.(D)



                      THE TOCQUEVILLE SMALL CAP VALUE FUND
                      AUDITED FINANCIAL STATEMENTS FOR THE
                          PERIOD ENDED OCTOBER 31, 1995

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

--------------------------------------------------------------------------------
DEAR FELLOW SHAREHOLDERS:

  I am pleased to report that the Tocqueville Small Cap Value Fund has contin-ued its excellent performance. For the year ended October 31, 1995, your risk averse portfolio of value stocks posted a 19.2% increase in Net Asset Value to $11.91 per share for Class A shares. These gratifying results place your fund above the performance of the Russell 2000 Index, which is the most widely ac-cepted benchmark for small cap stocks. I will try my best to maintain that per-formance in the future.

DISTRIBUTION

  Shareholders of the Fund on the Record Date of December 8, 1995 received a short-term capital gains distribution of $0.77 per share, payable December 14, 1995.

CAUTIOUS OPTIMISM MAINTAINED

  Overall, I remain cautiously optimistic. Common stocks represented 88% of as-sets on October 31, 1995. United States Treasury Bonds accounted for another 6%, and the balance of 6% was invested in US Treasury Bills or equivalents.

  I would summarize my investment positioning strategy for 1996 as follows:
FIRST, I reduced the Fund's exposure to most sectors of the economy that could be overly vulnerable to an economic downturn. I also eliminated some technology stocks where I felt that the price had moved far ahead of the fundamentals. SECOND, I increased the Fund's exposure to "sunrise industries" that provide software, wireless, teleconferencing, distance learning, and entertainment products or services. LASTLY, I made new investments in two severely depressed sectors where long-term values seemed rather compelling: oil drilling services, and apparel manufacturing.

  To be more specific, more than half of the Fund's assets are now invested in companies which I hope are not overly sensitive to the economy: Healthcare (16.2%), Communications (13.6%), Industrial Services (11.6%), and Financial Services (10.2%).

  Our next two largest sectors of exposure are extremely recent additions to the portfolio. They are in industries which have already undergone a profound economic downturn, where I believe current stock market valuations are well be-low intrinsic replacement values or potential earning power valuations. These two new sectors include leading producers of consumer non-durable goods under the caption Consumer-Apparel (8.0%) and leading providers of oil and gas explo-ration and production services under the caption Drilling Equipment & Services (7.6%). Following is an alphabetical listing of our ten largest positions. These represent 33.6% of assets.

--------------------------------------------------------------------------------

TEN LARGEST POSITIONS

   American Travellers
    Corporation (3.6%)         Defined benefit coverage for nursing home care
   Analysts International
    Corp. (3.5%)               Contract programming services to businesses
   Ballard Medical Products
    (3.7%)                     Medical and Surgical instruments & products
   Bindley Western Industries
    (3.3%)                     Wholesale prescription drug distribution
   Cone Mills Corp. (2.9%)     World's largest denim manufacturer
   O'Sullivan Industries
    Hldgs. (2.5%)              Producer of Ready-To-Assemble furniture
   Proxim Inc. (2.7%)          Manufacturer of computer-to-computer radios
   Telxon Corp. (3.2%)         Wireless and bar-code data capture products
   Unifirst Corp. (4.5%)       Uniform mfg., renting and cleaning services
   Western National
    Corporation (3.7%)         Tax-deferred annuities & related products

LONG TERM ORIENTATION

  I believe that successful investing requires considerable attention to "how much you pay for what you get," considerable patience coupled with the willing-ness to accept some temporary discomfort, and lastly, true long-term commit-ment. Central to my thinking is the belief that whatever is taking place today at a company is the result of strategies implemented many months and possibly years ago. Consequently, most of my analytical attention centers on long-term issues, on the theory that if I am correct in my long-term assessment of the business prospects of an enterprise, short-term market fluctuations are rela-tively less important.

  In addition, I believe that successful long-term investments are those made in "good businesses." Consequently, most of my bottom-up analytical work cen-ters on picking "good businesses" from an entrepreneurial perspective.

INVESTING WISELY

  My concept of "Investing Wisely" means investing in "good businesses" when they are already down significantly in price. To that end, I follow these time-tested guidelines:

  RULE #1: RESTRICT THE MAJORITY OF NEW PURCHASES TO STOCKS THAT ARE ALREADY DOWN SUBSTANTIALLY IN PRICE. I very rarely violate that value-oriented strategy when making new purchases. For example, 75% of the 52 stocks that we owned on October 31, 1995 were down on average 30.85% and 36.3% from their last 12 months' and prior 60 months' highs, respectively. The implication is that these stocks already had some significant price correction, and already went through a period of economic hardship. Consequently, many are receiving scant coverage from Wall Street, some are even receiving negative coverage, and most represent good value.

-------------------------------------------------------------------------------

  RULE #2 : SYSTEMATICALLY SCREEN THESE "DOWN AND OUT" STOCKS FOR FINANCIAL
  -------------------------------------------------------------------------
STRENGTH. I believe that financial weakness is most often indicative of poor
---------
business fundamentals. I want to avoid investing in a poor business, no matter how inexpensive it gets. Conversely, I have a strong affinity for self-reliant and practically debt-free companies. My logic is that people who properly man-age their finances are least likely to disappoint their shareholders. The av-erage debt-to-capitalization ratio of all the stocks in the Fund's portfolio is a very conservative 18%.

  RULE #3 : "INVEST TO WIN." While this is by far the most difficult task, its
  --------------------------
logic is quite appealing. Starting from a selection of stocks that have de-clined substantially in price and retained their financial strength, I attempt to single out the so-called "good business" that I want to own for the long term. What constitutes a "good business" is obviously hard to define. However, I believe that "good businesses" should have some of these features, ranked in order of importance:

  . MANAGEMENT INTEGRITY, REPUTATION AND SOCIAL RESPONSIBILITY. I cannot identify a single successful long-term investment lacking these comple-mentary qualities. I view the level of integrity at the top of any organization as the single most critical ingredient required for success over the long term. Integrity directly sets the tone for the organization's strategies, and it indi-rectly sets the intensity of management's commitment to the business. Integrity defuses most adversarial labor-management conflicts, and thus improves productivity. Reputation allows organizations to hire and re-tain the best people available, and to stay ahead of the competition. I view social responsibility as the necessary foundation of all worthy in-vestment activities.

  . GROWTH POTENTIAL. A good investment should offer its owner some pros-pects of long- term growth, profitability, and financial security. It has already been well publicized that over the very long term, the fast-est growing segments of the US economy may very well be the so-called service industries. This is reflected in the 21.9% mix of service busi-nesses in the Fund's portfolio. Four of our ten largest positions are service stocks: American Travellers Life Insurance; Analysts Interna-tional; Unifirst Corp.; Western National Corp.

  . NEW PRODUCTS. Good businesses are always built around very successful new products. At the moment, twelve of our companies have new products under development that, if successful over the long term, could very significantly improve their earnings potential. Two of these are among our ten largest holdings: Ballard Medical and Telxon Corp.

  . PROPRIETARY STRENGTHS. Good businesses often fashion proprietary skills into strong competitive tools. For example, nearly all of the emergency room supplies manufactured by Ballard Medical Products and most of the resins manufactured by Lawter International for the printing and graphic arts industries are protected by patents or proprietary know-how. These two companies seem well positioned for the future and presently enjoy very strong profit margins.

--------------------------------------------------------------------------------

  . MARKET SHARE POSITION. Good businesses often hold high market share po-sitions in their industries. Current portfolio examples are Cone Mills, which is the world's largest denim producer; Nabors Industries, the world's largest land driller, Telxon Corp., the leading US bar-code and wireless data capture systems integrator; O'Sullivan Industries, the largest US producer of ready-to-assemble furniture.

  . HIGH INSIDER OWNERSHIP. I am comfortable with high levels of insider ownership, as long as I see no insiders selling. My theory is that in-siders with money at risk are most eager to tend to the business, and to truly manage the enterprise for the long-term. On average, insiders owned 26.2% of the stocks in the Fund's portfolio, and twelve of our stocks had insider ownership levels of 40% or more.

  . REPEAT SALES AND CUSTOMER BASE. Good businesses generally have a close day-to-day working relationship with their customers. Over many years, such businesses end up servicing a large installed base of satisfied "pre-sold" customers by continually providing value-added services. Such businesses eventually benefit from a fairly steady flow of repeat sales, as well as growing maintenance, repair and overhaul (MRO) activities. Thirteen of our 52 stocks have a relatively high mix of repeat sales, and four of these are among our ten largest positions: American Travel-lers Corp., Telxon Corp., Unifirst Corp., and Western National Corp.

  In closing, I welcome questions or comments which you may have, and I thank you for choosing the Tocqueville Small Cap Value Fund to realize your long-term investment objectives.


Jean-Pierre Conreur
Portfolio Manager



--------------------------------------------------------------------------------
  This report is not authorized for distribution to prospective investors un-less preceded or accompanied by a currently effective prospectus of The Tocqueville Trust.

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                                  [MAC CHART]



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                                       5

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                         SELECTED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

                                                          CLASS A
                                             ---------------------------------
                                                                PERIOD FROM
                                                               AUGUST 1, 1994
                                                YEAR ENDED           TO
                                             OCTOBER 31, 1995 OCTOBER 31, 1994
                                             ---------------- ----------------
PER SHARE OPERATING PERFORMANCE
(FOR A SHARE OUTSTANDING THROUGHOUT THE
PERIOD)
Net asset value, beginning of period........      $10.22           $10.00
                                                  ------           ------
Income from investment operations:
Net investment income (loss)................       (0.05)(a)         0.02(b)
Net realized and unrealized gain ...........        1.96             0.20
                                                  ------           ------
Total from investment operations............        1.91             0.22
                                                  ------           ------
Less distributions
Dividends from net investment income........       (0.03)              --
Distributions from net realized gains.......       (0.19)              --
                                                  ------           ------
Total distributions.........................       (0.22)              --
                                                  ------           ------
Change in net asset value for the period....        1.69             0.22
                                                  ------           ------
Net asset value, end of period..............      $11.91           $10.22
                                                  ======           ======
Total Return(c).............................       19.22%            2.20%
Ratios/supplemental data
Net assets, end of period (000).............       9,383            6,755
Ratio to average net assets of:
 Expenses...................................        2.50%(a)         2.08%*(b)
 Net investment income......................       (0.53%)(a)        0.85%*(b)
Portfolio turnover rate.....................       87.91%            9.40%
                                                 CLASS B
                                             ----------------
                                               PERIOD FROM
                                             AUGUST 14, 1995
                                                    TO
                                             OCTOBER 31, 1995
                                             ----------------

Net asset value, beginning of period........      $12.35
                                                  ------
Income from investment operations:
Net investment income.......................          --
Net realized and unrealized gain (loss) ....       (0.48)
                                                  ------
Total from investment operations............       (0.48)
                                                  ------
Net asset value, end of period..............      $11.87
                                                  ======
Total Return(d).............................       (3.89%)
Ratios/supplemental data
Net assets, end of period...................         192
Ratio to average net assets of:
 Expenses...................................          --
 Net investment income......................          --

--------
(a) Net of fees waived amounting to 0.33% of average net assets for the period ended October 31, 1995.
(b) Net of fees waived amounting to 0.75% of average net assets for the period ended October 31, 1994.
(c) Does not include maximum sales load of 4%.
(d) Does not include contingent deferred sales charge. Not annualized.
 *  Annualized.

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                       INVESTMENTS AS OF OCTOBER 31, 1995

--------------------------------------------------------------------------------

                                                   % of
                                         Market    Net
COMMON STOCKS--87.73%           Shares    Value   Assets
--------------------------------------------------------
COMMUNICATIONS & RELATED--13.55%
Acclaim Entertainment, Inc.*      5,000  $118,125  1.26%
Boston Technology, Inc*          10,000   137,500  1.46%
DMX, Inc.*                       51,800   139,213  1.48%
Proxim, Inc.*                    20,000   255,000  2.72%
Scientific Atlanta, Inc.         10,000   123,750  1.32%
Telxon Corp.                     13,000   300,625  3.21%
Wave Technologies Intl., Inc.*   20,000   128,750  1.37%
Westcott Communications, Inc.*    5,000    68,750  0.73%
--------------------------------------------------------
                                        1,271,713 13.55%
--------------------------------------------------------
CONSUMER--APPAREL--8.03%
Blair Corp.                       3,000    88,500  0.94%
Cone Mills Corp.*                25,000   271,875  2.90%
Crown Crafts, Inc.                8,000   102,000  1.09%
Dress Barn, The*                 10,000    97,500  1.04%
Oxford Inds., Inc.                5,000    81,250  0.86%
Stride Rite Corp.                10,000   112,500  1.20%
--------------------------------------------------------
                                          753,625  8.03%
--------------------------------------------------------
CONSUMER--FOODS, OTHER--3.38%
J&J Snack Foods Corp.*           10,000   111,250  1.18%
Tasty Baking Corp.               15,000   206,250  2.20%
--------------------------------------------------------
                                          317,500  3.38%
--------------------------------------------------------
DRILLING EQUIPMENT & SERVICES--7.56%
Global Industries, Inc.*          5,000   131,250  1.40%
Nabors Industries, Inc.*         24,000   207,000  2.21%
Oceaneering Intl., Inc.*         10,000    95,000  1.01%
Pool Energy Services Corp.*      20,000   185,000  1.97%
Varco Intl., Inc.*               10,000    91,250  0.97%
--------------------------------------------------------
                                          709,500  7.56%
--------------------------------------------------------
FINANCIAL SERVICES--10.21%
American Heritage Life            5,000    96,250  1.02%
American Travellers Corp.*       15,000   335,625  3.58%
Washington National Corp.*        8,000   182,000  1.94%
Western National Corp.           25,000   343,750  3.67%
--------------------------------------------------------
                                          957,625 10.21%
--------------------------------------------------------
HEALTH CARE--16.24%
Ballard Medical Products         20,000   345,000  3.68%
Bindley Western, Inc.            20,000   312,500  3.33%
Jones Med. Indus., Inc.          10,000   195,000  2.08%
Novametrix Med. Sys., Inc.       30,000   157,500  1.68%
Owens & Minor, Inc. New          10,000   118,750  1.26%
Perrigo Co.*                     11,600   142,100  1.52%
Starr Surgical Co.*              10,000   106,250  1.13%
Sullivan Dental Products         15,000   146,250  1.56%
--------------------------------------------------------
                                        1,523,350 16.24%
--------------------------------------------------------
INDUSTRIAL SERVICES--11.63%
Analysts Intl. Corp.             11,000   325,875  3.48%
IVI Publishing, Inc.*             5,000    50,000  0.53%
Pittston Services Group           4,000   110,000  1.17%
Technalysis Corp.                10,000   121,250  1.29%
Timberline Software Corp.         7,500    63,750  0.68%
Unifirst Corp.                   30,000   420,000  4.48%
--------------------------------------------------------
                                        1,090,875 11.63%
--------------------------------------------------------

* Non-income producing security
See Notes to Financial Statements.

                                                            % of
                                                 Market     Net
COMMON STOCKS (CONTINUED)              Shares    Value     Assets
-----------------------------------------------------------------
INDUSTRY--5.69%
DT Industries, Inc.                     10,000    132,500   1.41%
Fedders USA, Inc.                       15,000     88,125   0.94%
Norand Corp.*                           10,000    170,000   1.81%
Universal FST Products, Inc.             8,000     76,000   0.81%
Wausau Paper Mills Co.                   2,750     67,375   0.72%
-----------------------------------------------------------------
                                                  534,000   5.69%
-----------------------------------------------------------------
PUMPS & VALVES--2.30%
Gorman Rupp Co.                         15,000    215,625   2.30%
-----------------------------------------------------------------
                                                  215,625   2.30%
-----------------------------------------------------------------
BTA FURNITURE--4.49%
Wash Ind., Inc.*                        10,000    186,250   1.98%
O'Sullivan Industries*                  31,400    235,000   2.51%
-----------------------------------------------------------------
                                                  421,750   4.49%
-----------------------------------------------------------------
SPECIALTY CHEMICALS--4.65%
Lawter International Co.                10,000    106,250   1.13%
SYbron Chem, Inc.                       10,000    128,750   1.37%
Foilmark, Inc.                           5,000     33,125   0.36%
Sealright Co., Inc.                     10,000    112,500   1.20%
Seda Specialty Packg. Corp.              5,000     55,625   0.59%
-----------------------------------------------------------------
                                                  436,250   4.65%
-----------------------------------------------------------------
Total Common Stocks
 (Cost $7,501,544)                              8,231,813  87.73%
-----------------------------------------------------------------
U.S. GOVERNMENT
 BONDS--6.49%
-----------------------------------------------------------------
U.S. Treasury Notes, 5.500%, 7/31/97   200,000    204,000   2.17%
U.S. Treasury Notes, 6.375%, 7/15/99   200,000    199,687   2.13%
U.S. Treasury Notes, 6.375%, 8/15/02   200,000    205,062   2.19%
-----------------------------------------------------------------
Total U.S. Government Bonds
 (Cost $581,218)                                  608,749   6.49%
-----------------------------------------------------------------
SHORT-TERM                              Par
 INVESTMENTS--6.50%                    Amount
-----------------------------------------------------------------
U.S. Treasury Bills, 5.370%, 1/25/96  $200,000    197,493   2.11%
Repurchase Agreement, State
 Street Bank & Trust Co., 2.5%
 dated 10/31/95, due 11/01/95,
 (Collateralized by U.S. Treasury
 Notes valued at $424,401. Re-
 purchase proceeds of $412,028)        412,000    412,000   4.39%
-----------------------------------------------------------------
Total Short-Term
 Investments (Cost $609,466)                      609,493   6.50%
-----------------------------------------------------------------
TOTAL INVESTMENTS
 (COST $8,692,228)--100.72%                     9,450,055
OTHER ASSETS & LIABILITIES,
 NET--(0.72%)%                                    (67,554)
-----------------------------------------------------------------
TOTAL NET ASSETS--100.0%                       $9,382,501
                                               ----------

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                      STATEMENT OF ASSETS AND LIABILITIES

                                October 31, 1995
--------------------------------------------------------------------------------

ASSETS
Investments, at value (identified cost $8,692,228)               $9,450,055
Cash                                                                  6,875
Dividends and interest receivable                                    10,938
Deferred organization expense                                        23,789
Other assets                                                         12,821
                                                                 ----------
                                                                 $9,504,478
                                                                 ----------
LIABILITIES
Payable for investments purchased                                    76,240
Accrued investment adviser's fee                                      1,882
Accrued distribution fee                                                --
Accrued expenses                                                     43,855
                                                                 ----------
                                                                    121,977
                                                                 ----------
                                                                 $9,382,501
                                                                 ----------
NET ASSETS
At October 31, 1995 net assets consisted of:
Capital paid in                                                  $8,024,803
Accumulated net investment loss                                     (32,254)
Undistributed net realized gain                                     632,125
Net unrealized appreciation                                         757,827
                                                                 ----------
                                                                 $9,382,501
                                                                 ----------
CLASS A
NET ASSET VALUE PER SHARE ($ 9,382,309 / 787,513 shares
 outstanding)                                                        $11.91
                                                                     ------
Maximum offering price ($11.91 / 96%)                                $12.41
                                                                     ------
CLASS B
NET ASSET VALUE PER SHARE AND MAXIMUM OFFERING PRICE ($192 / 16
 shares outstanding)                                                 $11.87
                                                                     ------

See Notes to Financial Statements.

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                            STATEMENT OF OPERATIONS

                          Year Ended October 31, 1995
--------------------------------------------------------------------------------

INVESTMENT INCOME
Dividends                                                    $   64,457
Interest                                                         89,149
                                                             ----------
                                                                153,606
                                                             ----------
EXPENSES
Investment adviser's fee (Note 2)                                58,456
Custodian and fund accounting                                    50,470
Transfer agent and shareholder services                          21,745
Audit                                                             8,027
Legal                                                            31,471
Distribution (Note 4)
  Class A                                                        19,530
  Class B                                                           --
Administration fee (Note 4)                                       1,828
Printing                                                          3,650
Registration                                                     12,200
Trustees fee                                                      1,843
Amortization of organization expenses                             7,658
Fidelity bond                                                       280
Other expenses                                                    3,650
                                                             ----------
 Total expenses                                                 220,808
Less fees waived (Notes 2 and 4)                                (25,504)
                                                             ----------
 Net expense                                                    195,304
                                                             ----------
  NET INVESTMENT LOSS                                           (41,698)
                                                             ----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  Net realized gain on investments                              646,730
  Net unrealized appreciation of investments during the year    756,936
                                                             ----------
  Net gain on investments                                     1,403,666
                                                             ----------
Net increase in net assets resulting from operations         $1,361,968
                                                             ----------

See Notes to Financial Statements.

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                             PERIOD FROM
                                            YEAR ENDED    AUGUST 1, 1994 TO
                                         OCTOBER 31, 1995 OCTOBER 31, 1994
                                         ---------------- -----------------
INCREASE (DECREASE) IN NET ASSETS
Operations
 Net investment income (loss)               $  (41,698)      $   12,926
 Net realized gain                             646,730          127,842
 Net unrealized appreciation                   756,936              891
                                            ----------       ----------
  Net increase resulting from operations     1,361,968          141,659
                                            ----------       ----------
Distributions to shareholders from:
 Net investment income
  Class A                                       (3,482)             --
  Class B                                          --               --
 Net realized gain on investments
  Class A                                     (142,447)             --
  Class B                                          --               --
Fund share transactions (Note 3)
  Class A                                    1,411,298        6,613,305
  Class B                                          200              --
                                            ----------       ----------
 Net increase in net assets                  2,627,537        6,754,964
NET ASSETS
 Beginning of period                         6,754,964              --
                                            ----------       ----------
 End of period                              $9,382,501       $6,754,964
                                            ----------       ----------

See Notes to Financial Statements.

                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 1

  The Tocqueville Trust (the "Trust") was organized as a Massachusetts business trust registered under the Investment Company Act of 1940 as amended, as a di-versified, open-end management investment company. The Trust consists of five separate Funds: The Tocqueville Fund, The Tocqueville Asia-Pacific Fund, The Tocqueville Small Cap Value Fund, The Tocqueville Europe Fund and the Tocqueville Government Fund (the "Funds"). The following is a summary of sig-nificant accounting principles followed by the Trust in the preparation of its financial statements.

--------------------------------------------------------------------------------
SECURITY VALUATION

  Investments in securities, including foreign securities, traded on an ex-change or quoted on the over-the-counter market are valued at the last sale price or, if no sale occurred during the day, at the mean between closing bid and asked prices, as last reported by a pricing service approved by the Trust-ees. When market quotations are not readily available, or when restricted secu-rities or other assets are being valued, such assets are valued at fair value as determined in good faith by or under procedures established by the Trustees. Short-term investments are stated at cost which, together with accrued inter-est, approximates market value.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX

  It is the Trust's policy to comply with the provisions of the Internal Reve-nue Code ("Code") applicable to regulated investment companies and to distrib-ute all of its taxable income to its shareholders. It is also the Trust's in-tention to distribute amounts sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no federal income or excise tax pro-vision is required.

--------------------------------------------------------------------------------
DEFERRED ORGANIZATION EXPENSES

  Expenses incurred in connection with the organization of The Tocqueville Small Cap Value Fund (the "Fund") are being amortized on a straight-line basis over a five-year period from the Fund's commencement of operations. In the event any initial shares of The Tocqueville Small Cap Value Fund are redeemed during the amortization period, the proceeds of redemption will be reduced by the pro-rata portion of any unamortized organization expenses in the same pro-portion as the number of shares redeemed bears to the number of initial shares held at the time of redemption.

--------------------------------------------------------------------------------
OTHER

  Security transactions are accounted for on the trade date, the date the order to buy or sell is executed. Dividend income is recognized on the ex-dividend date or at the time the Fund becomes

--------------------------------------------------------------------------------
aware, whichever is earlier. Interest income is recognized on the accrual basis and market discount is accounted for on the effective interest method. The
Trust uses the first-in, first-out method for determining realized gain or loss on investments sold for both financial reporting and federal tax purposes. Dis-tributions to shareholders are recorded on the ex-dividend date. Expenses in-curred by the Trust not specifically identified to a Fund are allocated on a basis relative to the size of each Fund's daily net asset value.

--------------------------------------------------------------------------------
NOTE 2

  Tocqueville Asset Management L.P. ("Tocqueville"), is the investment adviser to the Trust under an Investment Advisory Agreement approved by shareholders on February 26, 1990. For its services, Tocqueville receives a fee from The Tocqueville Small Cap Value Fund, payable monthly, at an annual rate of .75% of the first $100 million of the Fund's average daily net assets, .70% of the next $400 million of average daily net assets, and .65% of average daily net assets in excess of $500 million.

  Certain states in which shares of the Trust are qualified for sale impose limitations on the expenses of the Trust. The Advisory Agreement provides that if, in any fiscal year, the total expenses of the Trust (excluding taxes, in-terest, extraordinary expenses and the distribution fee but including the Ad-viser's fee) exceed the expense limitation applicable to the Trust imposed by the securities regulations of any state in which it is registered to sell shares, Tocqueville will pay or reimburse the Trust for that excess up to the amount of its fee. The most re-strictive limitation currently applicable (excluding the items described above) limits a fund to 2.5% of the Trust's first $30,000,000 of average daily net as-sets, 2% of the next $70,000,000, and 1.5% of the Trust's average daily net as-sets over $100,000,000. For the year ended October 31, 1995, the Adviser has waived advisory fees of $4,146 due to the expense limitation referred above.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOTE 3

  Effective August 14, 1995 the Fund offered two classes of shares: Class A and Class B shares. Shares of each class are identical except for the initial sales load on Class A shares, a contingent deferred sales charge on Class B shares, distribution fees, and voting rights on matters effecting a single class. All Fund shares outstanding before August 14, 1995 were designated as Class A shares. At October 31, 1995, there were an unlimited number of shares of beneficial interest authorized ($0.01 par value). Transactions in the Fund's shares were as follows:

                                                   CLASS A
                                  -------------------------------------------
                                                         FOR THE PERIOD FROM
                                                            AUGUST 1, 1994
                                       YEAR ENDED                 TO
                                    OCTOBER 31, 1995       OCTOBER 31, 1994
                                  ---------------------  --------------------
                                   SHARES     AMOUNT      SHARES    AMOUNT
                                  --------- -----------  --------------------
Shares sold                        146,814  $ 1,651,218   661,232 $ 6,613,305
Shares issued on reinvestment of
 dividends                          13,078      125,021
Shares redeemed                    (33,611)    (364,941)
                                  --------  -----------  -------- -----------
Net increase                       126,281  $ 1,411,298   661,232 $ 6,613,305
                                  --------  -----------  -------- -----------
                                        CLASS B
                                  ---------------------
                                  FOR THE PERIOD FROM
                                    AUGUST 14, 1995
                                        THROUGH
                                    OCTOBER 31, 1995
                                  ---------------------
                                   SHARES     AMOUNT
                                  --------- -----------
Shares sold                             16  $       200
Shares issued on reinvestment of
 dividends                             --           --
Shares redeemed                        --           --
                                  --------  -----------
Net increase                            16  $       200
                                  --------  -----------

-------------------------------------------------------------------------------

NOTE 4


   Tocqueville Securities L.P. (the "Distributor") acts as distributor for shares of the Fund and purchases shares of the Fund at net asset value to fill orders as received from investment dealers. For the year ended October 31, 1995, the Distributor received net commissions of $373 from the sale of the Fund's shares.

  The Fund has adopted distribution plans related to the sale of Class A and Class B shares pursuant to which the Fund may incur distribution expenses in amounts not to exceed 0.25% and 0.75% per annum of the average daily net as-sets of Class A and Class B shares, respectively.

--------------------------------------------------------------------------------
Such expenses may include, but are not limited to, advertising, printing, and distribution of sales literature, prospectuses and other materials, and pay-ments to dealers and shareholders servicing agents including the Distributor. Under the distribution plans, the Distributor is permitted to carry forward ex-penses not reimbursed by the distribution fees to subsequent fiscal years for sub- mission to the Fund for payment, subject to the continuation of the Plan. For the year ended October 31, 1995, the Distributor has waived distribution fees of $19,530 and $0, respectively for Class A and Class B shares. The Dis-tributor has informed the Trust that, as of October 31, 1995, there were $62,300 in unreimbursed expenses for the Fund.

  Class B shares which are redeemed within six years of purchase are subject to a contingent deferred sales charge at rates ranging from 5% to 0%, charged as a percentage of the dollar amount subject thereto. There were no contingent de-ferred sales charges paid to the Distributor for the year ended October 31, 1995.

  Commissions earned by the Distributor for services rendered as registered broker-dealer in securities transactions for the Fund for the year ended Octo-ber 31, 1995 were $23,016.

  Pursuant to an Administrative Services Agreement, effective September 15, 1995, the Fund pays to the Distributor a fee computed and paid monthly at an annual rate of 0.15% of the average daily net assets of the Fund. During the year ended October 31, 1995, the Distributor waived administration fees of $1,828.

--------------------------------------------------------------------------------
NOTE 5

  Purchases and sales of investment securities (excluding short-term instruments) for the year ended October 31, 1995 were as follows:

                           THE
                       TOCQUEVILLE
                        SMALL CAP
                       VALUE FUND
                       -----------
      PURCHASES
      U.S. Government  $       --
      Other             8,412,910
                       ----------
                       $8,412,910
                       ----------
      SALES
      U.S. Government  $       --
      Other             6,049,272
                       ----------
                       $6,049,272
                       ----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE 6

  Unrealized appreciation at October 31, 1995 based on cost of securities for Federal tax purposes is as follows:

                                         THE
                                     TOCQUEVILLE
                                      SMALL CAP
                                     VALUE FUND
                                     -----------
      Gross unrealized appreciation  $1,071,818
      Gross unrealized depreciation    (313,991)
                                     ----------
      Net unrealized appreciation    $  757,827
                                     ----------
      Cost of investments            $8,692,228
                                     ----------

--------------------------------------------------------------------------------

                      THE TOCQUEVILLE SMALL CAP VALUE FUND


--------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT

To the Board of Trustees and Shareholders
 The Tocqueville Small Cap Value Fund

We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of The Tocqueville Small Cap Value Fund, a series of The Tocqueville Trust, as of October 31, 1995, and the related statement of operations for the year then ended, the statement of changes in net assets, and the selected financial information for the year then ended and for the period August 1, 1994 to October 31, 1994. These financial statements and selected financial information are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and selected financial information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected financial information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected financial information referred to above present fairly, in all material respects, the financial position of The Tocqueville Small Cap Value Fund, a series of The Tocqueville Trust as of October 31, 1995, the results of its operations, the changes in its net assets, and the selected financial information for the periods indicated, in conformity with generally accepted accounting principles.


New York, New York
December 1, 1995

                             THE TOCQUEVILLE FUND
                       THE TOCQUEVILLE ASIA-PACIFIC FUND
                          THE TOCQUEVILLE EUROPE FUND
                     THE TOCQUEVILLE SMALL CAP VALUE FUND

                Special Meeting of Shareholders, July 31, 1995


-------------------------------------------------------------------------------

  A Special Meeting of Shareholders of the Trust was held on July 31, 1995 at the offices of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Av-enue, New York, New York. The purpose of the meeting was to elect six trustees of the Trust, to ratify McGladrey and Pullen, LLP as independent public ac-countants for the Trust, to approve an amendment to the Declaration and Agree-ment of Trust to permit the Trustees to authorize and issue, without share-holder approval, separate and distinct classes of shares of each series of the Trust and to approve the elimination of some fundamental investment restric-tions of the Trust requiring shareholder approval. At the meeting, the share-holders voted in favor of all of the resolutions presented to them. No other business was conducted at the Special Meeting of Shareholders.

  The results of the voting at the Special Meeting of Shareholders was as fol-lows:

   1. Ratification of an amendment to the Agreement and Declaration of Trust to permit the Trustees, without shareholder approval, to authorize The Tocqueville Trust to issue separate and distinct classes of shares of each series:

    THE TOCQUEVILLE FUND
      For: 1,465,660.45     Against: 4,474.39  Abstain: 5,053.03

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,433.12       Against: -0-       Abstain: 38.46

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

   2. Approval of the elimination of the Funds' fundamental investment re-striction concerning short sales:

    THE TOCQUEVILLE FUND
      For: 1,469,900.22     Against: 4,474.39  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   3. Approval of the elimination of the Funds' fundamental investment re-striction concerning investment for control were as follows:

    THE TOCQUEVILLE FUND
      For: 1,471,351.92     Against: 3,022.69  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

   4. Approval of the elimination of the Funds' fundamental investment re-striction concerning securities of affiliates:

    THE TOCQUEVILLE FUND
      For: 1,464,396.14     Against: 9,978.47  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   5. Approval of the elimination of the Funds' fundamental investment re-striction concerning securities of other investment companies:

    THE TOCQUEVILLE FUND
      For: 1,469,057.52     Against: 5,317.09  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   6. Approval of the elimination of the Funds' fundamental investment re-striction concerning development programs:

    THE TOCQUEVILLE FUND
      For: 1,468,635.92     Against: 5,738.69  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   7.Approval of the elimination of the Funds' fundamental investment re-striction concerning transactions involving puts, calls or options:

    THE TOCQUEVILLE FUND
      For: 1,464,689.65     Against: 9,684.96  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   8.Approval of the elimination of the Funds' fundamental investment re-striction concerning investment in securities of issuers in operation for less than three years:

    THE TOCQUEVILLE FUND
      For: 1,460,800.07     Against: 13,574.54 Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   9. Approval of the amendment of the Funds' fundamental investment re-stricting concerning the lending of money or securities:

    THE TOCQUEVILLE FUND
      For: 1,459,829.27     Against: 14,545.34 Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  10. Approval of the amendment of the Funds' fundamental investment restric-tion concerning commodities:

    THE TOCQUEVILLE FUND
      For: 1,465,660.45     Against: 8,714.16  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  11. Approval of the elimination of The Tocqueville Fund's and The Tocqueville Small Cap Value Fund's fundamental restriction concerning restricted and illiquid securities:

    THE TOCQUEVILLE FUND
      For: 1,464,490.27     Against: 9,884.34  Abstain: 813.26

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  12.Approval of the elimination of The Tocqueville Fund's and The
     Tocqueville Small Cap Value Fund's fundamental restriction concerning the amount of allowable investment in foreign securities:

    THE TOCQUEVILLE FUND
      For: 1,470,321.45     Against: 4,053.16  Abstain: 813.26

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

  13.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning re-stricted and illiquid securities:

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

  14.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning securi-ties of other investment companies were as follows:

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

  15.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning war-rants were as follows:

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

  16. Election of six (6) Trustees, for a term to expire until his or her successor is elected and has qualified:

                                        WITHHOLDING
                               FOR       AUTHORITY
                               ---      -----------
     Francois Sicart       2,471,499.52       -0-
     Bernard Combemale     2,471,499.52       -0-
     James Flaherty        2,466,639.14  4,860.38
     Inge Heckel           2,466,639.14  4,860.38
     Robert Kleinschmidt   2,471,499.52       -0-
     Francois Letaconnoux  2,471,499.52       -0-

  17. Ratification of the selection of McGladrey & Pullen, LLP, as indepen-dent public accountants for the Trust for the fiscal year ended October 31, 1995.

      For: 2,471,102.02     Against: -0-       Abstain: 397.50

                              INVESTMENT ADVISOR
                       Tocqueville Asset Management L.P.
                                 1675 Broadway
                           New York, New York 10019
                           Telephone: (212) 698-0800
                          Telecopier: (212) 262-0154

                                  DISTRIBUTOR
                          Tocqueville Securities L.P.
                                 1675 Broadway
                           New York, New York 10019
                           Telephone: (800) 697-3863
                          Telecopier: (212) 262-0154

                           SHAREHOLDERS' SERVICING,
                         CUSTODIAN AND TRANSFER AGENT
                      State Street Bank and Trust Company
                                 P.O. Box 8507
                       Boston, Massachusetts 02266-8507
                           Telephone: (800) 626-9402

                               BOARD OF TRUSTEES
                          Francois Sicart -- Chairman
                             Bernard F. Combemale
                               James B. Flaherty
                                  Inge Heckel
                            Robert W. Kleinschmidt
                             Francois Letaconnoux


                                     LOGO

                                The Tocqueville
                             Small Cap Value Fund

                                  a series of
                             The Tocqueville Trust


                                 Annual Report

                               October 31, 1995